Exhibit 99.1

News from Xerox

For Immediate Release	Xerox Corporation
45 Glover Avenue
P.O. Box 4505
Norwalk, CT 06856-4505

tel +1-203-968-3000

Shareholders Approve Xerox Acquisition of Affiliated Computer Services

NORWALK, Conn., and DALLAS, Feb. 5, 2010 – Shareholders of Xerox Corporation (NYSE: XRX) and of Affiliated Computer Services, Inc. (NYSE: ACS) today approved Xerox’s acquisition of ACS. The transaction will be completed shortly, transforming Xerox into the leading global enterprise for business process and document management, and accelerating its growth in an expanding market.

More than 96 percent of the Xerox common shares that voted at the Xerox meeting voted “FOR” the acquisition.

More than 86 percent of the voting power of the outstanding shares of ACS Class A and Class B stock voted “FOR” the acquisition. In addition, the “majority of the minority” vote requirement was met.

“Our shareholders’ vote of confidence reflects the strategic and financial benefits of this acquisition,” said Ursula M. Burns, Xerox chief executive officer. “Through the acquisition of ACS, Xerox gains a growth catalyst that secures a strong, competitive future for our company and increasing value for our customers and shareholders.”

The world’s largest diversified business process outsourcing firm, ACS is a $6.5 billion company with revenue growth of 6 percent and new business signings of $1 billion in annual recurring revenue during its fiscal 2009.

“By endorsing this acquisition, ACS shareholders have shown that the time is right to bring our business to the next level of global expansion,” said Lynn Blodgett, president and chief executive officer of ACS. “Xerox gives us the brand recognition, global scale and innovation to strengthen our industry leadership. We’ll now be able to create more opportunities for our clients to simplify the way they conduct their business.”

About ACS

ACS is the world’s largest diversified business process outsourcing and information technology services firm supporting client operations in more than 100 countries. Based in Dallas, the company’s 78,000 employees provide a broad array of professional services to world-class commercial and government clients. Learn more about ACS at http://www.acs-inc.com or connect with us on Facebook or Twitter.

About Xerox

Headquartered in Norwalk, Conn., Xerox Corporation’s 54,000 people represent the world’s leading document management, technology and services enterprise, providing the industry’s broadest portfolio of color and black-and-white document processing systems and related supplies, as well as document management consulting and outsourcing services. For more information, visit http://www.xerox.com or http://www.xerox.com/news. For investor information, visit http://www.xerox.com/investor.

-XXX-

Media Contacts:

Carl Langsenkamp, Xerox Corporation, +1-585-423-5782,

Carl.Langsenkamp@xerox.com

Kevin Lightfoot, ACS, +214-841-8191, kevin.lightfoot@acs-inc.com

NOTE TO EDITORS: This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to the unprecedented volatility in the global economy; the risk that unexpected costs will be incurred; the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to protect our intellectual property rights; our ability to maintain and improve cost efficiency of operations, including savings from restructuring actions; changes in foreign currency exchange rates; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; the risk that we will not realize all of the anticipated benefits from the acquisition of Affiliated Computer Services, Inc.; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2008 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and ACS’s 2009 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Xerox® and the sphere of connectivity design are trademarks of Xerox Corporation in the United States and/or other countries.